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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the use and incorporation by reference in this Amendment No. 3 to Registration Statement No. 333-87452 of United Auto Group, Inc. on Form S-4 of our report dated February 4, 2002 (November 12, 2002 as to Note 4, May 15, 2002 as to Note 15 and 16 and August 1, 2002 as to Note 2 and the financial statement schedule), appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, New York
November 21, 2002